                          CYPRUS AMAX MINERALS COMPANY
                          ----------------------------
                             SAVINGS PLAN AND TRUST
                             ----------------------

                              FINANCIAL STATEMENTS
                              --------------------

                           DECEMBER 31, 1996 AND 1995
                           --------------------------

                       REPORT OF INDEPENDENT ACCOUNTANTS


June 13, 1997

To the Participants and Administrator of the Cyprus Amax Minerals Company Savings Plan and Trust

In our opinion, the accompanying statements of net assets available for benefits with Fund Information and the related statements of changes in net assets available for benefits with Fund Information present fairly, in all material respects, the net assets available for benefits of the Cyprus Amax Minerals Company Savings Plan and Trust (the "Plan") at December 31, 1996 and 1995, and the changes in net assets available for benefits for the year ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audit was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in Schedules I, II, and III is presented for purposes of additional analysis and is not a required part of the basic financial statements, but is additional information required by ERISA. The Fund Information in the statement of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


Price Waterhouse LLP

              CYPRUS AMAX MINERALS COMPANY SAVINGS PLAN AND TRUST
              ---------------------------------------------------
      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
      --------------------------------------------------------------------

                               DECEMBER 31, 1996
                               -----------------

                                                                        FUND INFORMATION
                                         ------------------------------------------------------------------------------
                                                        LEVERAGED       COMMON                      PRIME
                                                           ESOP         STOCK      PARTICIPANT     RESERVE
                                         TOTAL             FUND         FUND         LOANS          FUND
-----------------------------------------------------------------------------------------------------------------------
Assets
------

Investments
  Common Stock
    Cyprus Amax Minerals              $131,765,410   $85,514,966   $46,250,444   $       --      $      --
    Amoco Corporation                    4,138,136          --       4,138,136           --             --
  Mutual Funds                         195,964,535          --            --             --        25,326,872
  Participant Loans                     11,112,379          --            --       11,112,379           --

Receivables
  Employer contributions                 1,221,509     1,221,509          --             --             --
  Participant contributions
    and loan repayments                  1,535,426          --         199,752       (333,552)       353,791

Cash and cash equivalents                   47,330          --          47,330           --             --
                                       -----------    ----------    ----------     ----------     ----------
    Total assets                       345,784,725    86,736,475    50,635,662     10,778,827     25,680,663
                                       -----------    ----------    ----------     ----------     ----------


Liabilities
-----------

Interest payable                         1,287,813     1,287,813          --             --             --

Excess contributions
  refundable to
   participants                            117,669          --          10,858           --            9,222

Minimum required
  distributions payable to
    participants                             6,845          --             999           --             --

Long-term debt                          79,250,039    79,250,039          --             --             --
                                        ----------    ----------     ---------      --------        --------

  Total liabilities                     80,662,366    80,537,852        11,857           --            9,222
                                        ----------    ----------     ---------      --------        --------
Net assets available for
    benefits                          $265,122,359   $ 6,198,623   $50,623,805   $ 10,778,827    $25,671,441
                                      ============   ===========   ===========   ============    ===========



                                                                          FUND INFORMATION
                             ------------------------------------------------------------------------------------------------------
                                 EQUITY     INTERNATIONAL                 STABLE     NEW        SCIENCE &    EQUITY     SPECTRUM
                                 INDEX         STOCK        SPECTRUM       VALUE   HORIZONS    TECHNOLOGY    INCOME      GROWTH
                                  FUND          FUND       INCOME FUND     FUND      FUND         FUND        FUND        FUND
                             -----------------------------------------------------------------------------------------------------
Assets
------
Investments
  Common Stock
    Cyprus Amax Minerals     $        --   $       --   $      --      $      --   $       --   $      --    $       --  $      --
    Amoco Corporation                 --           --          --             --           --          --            --         --
  Mutual Funds                 44,720,906   12,672,794   14,769,477     44,818,044   27,287,432  5,989,259    18,099,009  2,280,742
  Participant Loans                   --           --          --             --           --          --            --         --

Receivables
  Employer contributions              --           --          --             --           --          --            --         --
  Participant contributions
    and loan repayments           237,452      121,521     146,828        261,686      281,794      87,555       146,898     31,701

Cash and cash equivalents             --           --          --             --           --          --            --         --
                              -----------   ----------   ----------     ----------   ----------   ---------   ----------  ---------
    Total assets               44,958,358   12,794,315   14,916,305     45,079,730   27,569,226   6,076,814   18,245,907  2,312,443
                              -----------   ----------   ----------     ----------   ----------   ---------   ----------  ---------

Liabilities
-----------
Interest payable                      --           --           --             --          --           --           --         --

Excess contributions
  refundable to
   participants                    19,224       10,809        6,424         19,724       22,373       4,780       11,513      2,742

Minimum required
  distributions payable to
    participants                      --           --           174         5,672           --          --           --         --

Long-term debt                        --           --           --             --           --          --           --         --
                              -----------   ----------   ----------     ----------   ----------   ---------   ----------  ---------
  Total liabilities                19,224       10,809        6,598         25,396       22,373       4,780       11,513      2,742
                              -----------   ----------   ----------     ----------   ----------   ---------   ----------  ---------

Net assets available for
    benefits                  $44,939,134  $12,783,506  $14,909,707    $45,054,334  $27,546,853  $6,072,034  $18,234,394 $2,309,701
                               ==========   ==========   ==========     ==========   ==========   =========   ==========  =========




The accompanying notes are an integral part of these financial statements.

              CYPRUS AMAX MINERALS COMPANY SAVINGS PLAN AND TRUST
              ---------------------------------------------------
      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
      --------------------------------------------------------------------

                               DECEMBER 31, 1995
                               -----------------

------------------------------------------------------------------------------------------------------------------
                                                               FUND INFORMATION
                                                    --------------------------------------------------------------
                                                    LEVERAGED      COMMON                          PRIME
                                                       ESOP         STOCK        PARTICIPANT      RESERVE
                                        TOTAL          FUND         FUND            LOANS           FUND
                                   -------------------------------------------------------------------------------

Assets
------

Investments

  Common Stock
     Cyprus Amax Minerals             $154,318,915   $97,707,422   $56,611,493   $       --      $      --
     Amoco Corporation                   4,184,158          --       4,184,158           --             --
  Mutual Funds                         181,477,456          --            --             --       25,543,763
  Participant Loans                     10,897,794          --            --       10,897,794           --

Receivables
  Employer contributions                 1,254,639     1,254,639          --             --             --
  Participant contributions
     and loan repayments                 1,726,652          --         272,031       (502,353)       479,091

Cash and cash equivalents                   21,482          --          21,482           --             --
                                       ---------------------------------------------------------------------------

     Total assets                      353,881,096    98,962,061    61,089,164     10,395,441     26,022,854
                                       ---------------------------------------------------------------------------


Liabilities
-----------

Interest payable                         1,346,892     1,346,892          --             --             --

Excess contributions
  refundable to
   participants                            514,249          --          52,702           --           27,769

Long-term debt                          82,885,651    82,885,651          --             --             --
                                       ---------------------------------------------------------------------------

     Total liabilities                  84,746,792    84,232,543        52,702           --           27,769
                                       ---------------------------------------------------------------------------

Net assets available for
    benefits                          $269,134,304   $14,729,518   $61,036,462   $ 10,395,441    $25,995,085
                                      ============================================================================


                                                                  FUND INFORMATION
                                 --------------------------------------------------------------------------------------
                                                       CAPITAL                   INTERNATIONAL                  STABLE
                                    NEW AMERICA     APPRECIATION  EQUITY INDEX      STOCK       SPECTRUM        VALUE
                                    GROWTH FUND         FUND          FUND          FUND       INCOME FUND      FUND
                                --------------------------------------------------------------------------------------
Assets
------
Investments

  Common Stock
     Cyprus Amax Minerals            $      --     $      --     $      --       $      --     $      --      $      --
     Amoco Corporation                      --            --            --              --            --             --
  Mutual Funds                        22,165,260    16,094,487    40,688,450      10,246,646    15,608,992     51,129,858
  Participant Loans                         --            --            --              --            --             --

Receivables
  Employer contributions                    --            --            --              --            --             --
  Participant contributions
     and loan repayments                 288,449       183,060       299,391         157,897       200,398        348,688

Cash and cash equivalents                   --            --            --              --            --             --
                                ------------------------------------------------------------------------------------------

     Total assets                     22,453,709    16,277,547    40,987,841      10,404,543    15,809,390     51,478,546
                                ------------------------------------------------------------------------------------------



Liabilities
-----------

Interest payable                            --            --            --              --            --             --

Excess contributions
  refundable to
   participants                          109,494        53,242       105,128          43,193        37,391         85,330

Long-term debt                              --            --            --              --            --             --

                                ------------------------------------------------------------------------------------------
     Total liabilities                   109,494        53,242       105,128          43,193        37,391         85,330
                                ------------------------------------------------------------------------------------------

Net assets available for
    benefits                        $ 22,344,215   $16,224,305   $40,882,713     $10,361,350   $15,771,999    $51,393,216
                                ==========================================================================================


  The accompanying notes are an integral part of these financial statements.

              CYPRUS AMAX MINERALS COMPANY SAVINGS PLAN AND TRUST
              ---------------------------------------------------
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
-------------------------------------------------------------------------------
                          YEAR ENDED DECEMBER 31, 1996
                          ----------------------------

                                                                                   FUND INFORMATION
                                     ----------------------------------------------------------------------------------------------
                                                       LEVERAGED       COMMON                             PRIME
                                                         ESOP          STOCK          PARTICIPANT        RESERVE      NEW AMERICA
                                            TOTAL        FUND          FUND             LOANS              FUND       GROWTH FUND
-----------------------------------------------------------------------------------------------------------------------------------
Investment Income
  Interest and dividends              $  15,895,877    $  2,959,190    $  1,788,578    $       --      $  1,223,866    $          5
  Net realized gain/(loss)
   on investments                        15,795,115         206,774         939,830            --              --         8,277,211
  Net change in unrealized
   appreciation/depreciation in
   fair value of investments            (18,244,328)     (9,928,496)     (5,362,033)           --              --        (4,571,873)
Employer contributions                    8,593,176       8,593,176            --              --              --              --
Participant contributions
  and loan repayments                    20,037,714            --         2,726,811      (4,653,489)      4,514,043         793,652
Deposits to suspense                          1,681            --              --              --             1,681            --
Transfers to other plans                    (13,854)        (11,648)         (1,939)           --              (267)           --
Transfers between Plan
  funds and loans                              --           (17,052)     (2,995,897)      5,536,495      (1,470,629)    (24,261,828)
Employee withdrawals                    (38,186,521)     (2,442,034)     (7,508,007)       (499,620)     (4,592,338)     (2,581,382)
Interest expense                         (7,890,805)     (7,890,805)           --              --               --             --
------------------------------------------------------------------------------------------------------------------------------------
  Net increase (decrease)                (4,011,945)     (8,530,895)    (10,412,657)        383,386        (323,644)    (22,344,215)
Net assets available for
  benefits:
  Beginning of year                     269,134,304      14,729,518      61,036,462      10,395,441      25,995,085      22,344,215
------------------------------------------------------------------------------------------------------------------------------------
  End of year                         $ 265,122,359    $  6,198,623    $ 50,623,805    $ 10,778,827    $ 25,671,441    $      --
====================================================================================================================================


                                     CAPITAL          EQUITY     INTERNATIONAL                  STABLE       NEW         SCIENCE &
                                    APPRECIATION       INDEX       STOCK          SPECTRUM       VALUE      HORIZONS    TECHNOLOGY
                                      FUND             FUND         FUND         INCOME FUND     FUND        FUND          FUND
                                 -------------------------------------------------------------------------------------------------
Investment Income
  Interest and dividends          $       (866)    $ 1,606,791     $ 338,934     $ 1,132,269   $2,830,555 $ 2,491,535 $  646,191
  Net realized gain/(loss)
   on  investments                   3,109,901       2,695,040       369,644         197,124         --       (39,833)    (5,048)
  Net change in unrealized
   appreciation/depreciation in
   fair value of investments        (1,576,636)      4,419,188       995,809        (275,089)        --    (2,193,030)  (401,956)
Employer contributions                    --              --            --              --           --          --         --
Participant contributions
  and loan repayments                  496,447       3,317,420     1,656,334       2,102,737    3,638,285   2,785,077    793,834
Deposits to suspense                      --              --            --              --           --         --         --
Transfers to other plans                  --              --            --              --           --         --         --
Transfers between Plan
  funds and loans                  (16,965,761)     (1,312,495)       (7,558)     (2,136,593)  (4,242,926) 25,046,742  5,177,615
Employee withdrawals                (1,287,390)     (6,669,523)     (931,007)     (1,882,740)  (8,564,796)   (543,638)  (138,602)
Interest expense                          --              --            --              --            --           --       --
---------------------------------------------------------------------------------------------------------------------------------
  Net increase (decrease)          (16,224,305)      4,056,421     2,422,156        (862,292)  (6,338,882) 27,546,853  6,072,034
Net assets available for
  benefits:
  Beginning of year                 16,224,305      40,882,713    10,361,350      15,771,999   51,393,216        --         --
---------------------------------------------------------------------------------------------------------------------------------
  End of year                     $       --      $ 44,939,134  $ 12,783,506    $ 14,909,707  $45,054,334 $27,546,853 $6,072,034
=================================================================================================================================


                                       EQUITY           SPECTRUM
                                       INCOME            GROWTH
                                        FUND              FUND
----------------------------------------------------------------
Investment Income
  Interest and dividends           $720,725             $158,104
  Net realized gain/(loss)
   on  investments                   34,356               10,116
  Net change in unrealized
   appreciation/depreciation in
   fair value of investments        606,940               42,848
Employer contributions                 --                   --
Participant contributions
  and loan repayments             1,580,924              285,639
Deposits to suspense                   --                   --
Transfers to other plans               --                   --
Transfers between Plan
  funds and loans                15,656,734            1,993,153
Employee withdrawals               (365,285)            (180,159)
Interest expense                       --                   --
----------------------------------------------------------------
  Net increase (decrease)        18,234,394            2,309,701
Net assets available for
  benefits:
  Beginning of year                    --                   --
----------------------------------------------------------------
  End of year                   $18,234,394           $2,309,701
================================================================

The accompanying notes are an integral part of these financial statements.

              CYPRUS AMAX MINERALS COMPANY SAVINGS PLAN AND TRUST
              ---------------------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------


NOTE 1 - DESCRIPTION OF THE PLAN
--------------------------------

The following description of the Cyprus Amax Minerals Company Savings Plan and Trust (the "Plan" or the "Savings Plan") provides only general information. Refer to the Plan document for a more complete description of the Plan's provisions.

General
-------

The Plan is a defined contribution plan maintained by Cyprus Amax for Cyprus Amax salaried and hourly non-represented employees ("Eligible Employees" or "Participants"). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

Leveraged ESOP
--------------

On February 8, 1990, the Plan was amended to include the features of a leveraged employee stock ownership plan ("Leveraged ESOP"). The Plan purchased 4,245,810 shares of Cyprus common stock from Cyprus in return for a 20-year $95 million promissory note bearing an interest rate of 9.75 percent. The shares are held as collateral under a pledge agreement and are released for allocation to Participant accounts as principal and interest payments are made. Under the amended Plan, shares released are used first to replace dividends earned on allocated shares, and the remainder are allocated to Participants' accounts as employer contributions (Note 8). Employer contributions to the Plan, along with dividends earned on both the allocated and unallocated shares, are used to fund the debt service on the note.

Administration
--------------

The Plan is administered by the Cyprus Amax Minerals Company Benefits Committee (the "Plan Administrator"), a committee appointed by Cyprus Amax's Board of Directors. During 1996, Plan administrative expenses were paid by Cyprus Amax.

Enrollment
----------

Eligible Employees can enroll in the Plan during any month of the year.

Contributions
-------------

Participants can make contributions of an amount up to sixteen percent of basic compensation subject to applicable legal limits. Cyprus Amax must contribute to the Plan sufficient funds to meet any currently maturing debt obligations of the Plan; however, the Company has stated its intention to continue to contribute an amount equal to seventy-five percent of the first six percent of each Participant's contribution ("Matchable Contribution").

Participant rollover contributions are permitted provided all Plan and legal requirements are satisfied.

                   -----------------------------
Vesting
-------

Participants are immediately vested in their employee contributions and the earnings attributable to those contributions. All Participants are immediately 100 percent vested in the employer contributions to the Plan and the earnings attributable to those contributions.

Loans
-----

Participants may borrow from their Plan accounts. Loans are paid in the form of cash and may not exceed a Participant's vested account balance within specified legal limits. Loan interest rates are based on prime rate plus one percent as determined on the first business day of the month preceding the month in which a Participant's written loan request is received by the Plan Administrator. Loan terms generally vary from a minimum of six months to a maximum of five years although certain loans grandfathered from predecessor plans may have a maximum of fifteen years.

Loan repayments are made regularly through payroll deductions or, for Participants not receiving a paycheck (e.g., on leave of absence), can be delivered regularly to the Plan Administrator. A Participant may prepay a one-time single sum of all of the outstanding loan balance.

Distributions
-------------

Participants may withdraw all or a portion of vested contributions subject to certain conditions as specified in the Plan document.

Participant Tax Status
----------------------

Participant contributions to the Plan may be deferred, at the election of the Participant, for federal income tax purposes, subject to certain limitations. Employer contributions and all earnings under the Plan are deferred for federal income tax purposes. The amounts deferred under the Plan may become subject to federal income tax when withdrawn. Participants may also choose to make after-tax contributions to the Plan.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

Basis of Accounting
-------------------

The financial statements of the Plan are prepared on the accrual basis.

Valuation of Assets
-------------------

Cyprus Amax and Amoco stock are valued at fair market value based on the quoted market price on the balance sheet date.

Participant loans are valued at principal amount, which approximates fair market value.

The remaining investments are valued at net asset value based on quoted market prices.

                   -----------------------------

Transfers of assets into the Plan are shown at fair market value. Participant cost is recorded as the cost of assets transferred into the Plan. Assets transferred out of the Plan are reported at market value with the difference between cost and market reported as realized gains or losses.

NOTE 3 - INVESTMENTS
--------------------

Investment Options
------------------

Effective April 1, 1996, the Capital Appreciation Fund and the New America Growth Fund were eliminated as investment options under the Plan. As of that date, the following new investment options became available to Participants under the Plan: the New Horizons Fund, the Science & Technology Fund, the Equity Income Fund, and the Spectrum Growth Fund. On October 1, 1996, the balances remaining in the Capital Appreciation Fund and the New America Growth Fund were transferred to the Equity Income Fund and the New Horizons Fund, respectively.

Currently, Participants may elect to invest their contributions to the Plan in Cyprus Amax common stock or the following T. Rowe Price funds: a money market fund (Prime Reserve Fund), a bond fund (Spectrum Income Fund), a portfolio of guaranteed investment contracts, bank investment contracts and structured investment contracts (a customized Stable Value Fund) and six equity funds (Equity Index Fund, International Stock Fund, New Horizons Fund, Science & Technology Fund, Equity Income Fund, and Spectrum Growth Fund).

As of December 31, 1996, the number of Participants who held assets in the various investment options were as follows: 5,166 in Cyprus Amax common stock, 2,697 in the Prime Reserve Fund, 2,679 in the Equity Index Fund, 1,971 in the International Stock Fund, 2,061 in the Spectrum Income Fund, 2,104 in the Stable Value Fund, 2,692 in the New Horizons Fund, 739 in the Science & Technology Fund, 2,025 in the Equity Income Fund, and 330 in the Spectrum Growth Fund.

Amoco Corporation common stock in the Common Stock Fund is held as an investment but is not a current investment option. The Amoco Corporation common stock was transferred from the Employee Savings Plan of Amoco Corporation and Participating Companies in 1985 when Cyprus became an independent, publicly-owned company and ceased to be a wholly-owned subsidiary of Amoco Corporation.

                   -----------------------------


Investments Held
----------------
Investments held by the trustee, T. Rowe Price, as of December 31, 1996 and 1995, consisted of the following:

December 31, 1996:                                         Cost       Fair Value
                                                       ------------  ------------
Cyprus Amax Minerals Company common stock:
   Leveraged ESOP Fund/(a)/
      Shares held under collateral pledge
         (2,589,446 shares)/(b)/                       $ 57,938,874  $ 60,851,981
      Shares allocated (1,049,507 shares)/(b)/           23,482,385    24,662,985
   Common Stock Fund (1,968,104.019 shares)/(a)(b)/      46,264,674    46,250,444
 Amoco Corporation common stock
   (51,325.722 shares)/(a)/                               1,282,387     4,138,136
 Participant Loans                                       11,112,379    11,112,379
 Prime Reserve Fund (25,326,872 units)/(b)/              25,326,872    25,326,872
 Equity Index Fund (2,198,667.929 units)/(b)/            31,568,675    44,720,906
 International Stock Fund (918,318.374 units)            10,753,818    12,672,794
 Spectrum Income Fund (1,318,703.315 units)              14,099,034    14,769,477
 Stable Value Fund (44,818,044 units)/(b)/               44,818,044    44,818,044
 New Horizons Fund (1,253,441.969 units)/(b)/            29,480,461    27,287,432
 Science & Technology Fund (201,590.686 units)            6,391,216     5,989,259
 Equity Income Fund (802,972.901 units)                  17,492,069    18,099,009
 Spectrum Growth Fund (150,743.043 units)                 2,237,894     2,280,742
                                                       ------------  ------------
                                                       $322,248,782  $342,980,460
                                                       ============  ============

December 31, 1995:
 Cyprus Amax Minerals Company common stock:
  Leveraged ESOP Fund/(a)/
     Shares held under collateral pledge
         (2,836,500 shares)/(b)/                       $ 63,466,707  $ 74,103,563
     Shares allocated (903,496.997 shares)/(b)/          20,215,805    23,603,859
  Common Stock Fund (2,166,947.130 shares)/(a)(b)/       51,120,361    56,611,493
 Amoco Corporation common stock
  (58,519.693 shares)/(a)/                                1,471,738     4,184,158
 Participant Loans                                       10,897,794    10,897,794
 Prime Reserve Fund (25,543,763 units)/(b)/              25,543,763    25,543,763
 New America Growth Fund (634,925.808 units)/(b)/        17,593,386    22,165,260
 Capital Appreciation Fund (1,177,358.215 units)         14,517,850    16,094,487
 Equity Index Fund (2,364,232.984 units)/(b)/            31,955,407    40,688,450
 International Stock Fund (837,828.765 units)             9,323,479    10,246,646
 Spectrum Income Fund (1,388,700.364 units)              14,663,460    15,608,992
 Stable Value Fund (51,129,858 units)/(b)/               51,129,858    51,129,858
                                                       ------------  ------------
                                                       $311,899,608  $350,878,323
                                                       ============  ============

/(a)/Investment pays dividends quarterly.
/(b)/Individual investments representing 5 percent or more of net assets available for benefits as of December 31, 1996 or 1995.

                   -----------------------------

NOTE 4 - LONG-TERM DEBT
-----------------------

On February 8, 1990, the Plan borrowed $95 million from Cyprus to purchase 4,245,810 shares of Cyprus common stock. The loan is repaid in quarterly installments, the minimum of which is outlined in a 20-year debt service schedule attached to the promissory note. The loan may be repaid in whole or in part at any time without penalty and is collateralized by the Cyprus Amax stock held in the Leveraged ESOP Fund. As of December 31, 1996, the loan had been prepaid in the amount of $12,832,176 in accordance with the promissory note, the next scheduled maturity will occur in 2002. Shares are released for allocation to Participants as the loan is repaid.

NOTE 5 - NET REALIZED GAINS (LOSSES) ON INVESTMENTS
---------------------------------------------------

Net realized gains (losses) from investment transactions were as follows:

                            LEVERAGED        COMMON       NEW AMERICA          CAPITAL
                            ESOP FUND      STOCK FUND     GROWTH FUND     APPRECIATION FUND
                           ----------     -----------     -----------     -----------------
1996   Proceeds            $2,465,279     $10,878,789     $28,023,562           $18,405,044
       Cost                 2,258,505       9,938,959      19,746,351            15,295,142
                           ----------     -----------     -----------     -----------------
       Net gain            $  206,774     $   939,830     $ 8,277,211           $ 3,109,902
                           ==========     ===========     ===========     =================

                             EQUITY       INTERNATIONAL     SPECTRUM             NEW
                           INDEX FUND      STOCK FUND     INCOME FUND       HORIZONS FUND
                           ----------     -----------     -----------     -----------------

1996  Proceeds             $7,286,966     $ 1,845,487     $ 2,312,038           $ 2,024,786
      Cost                  4,591,926       1,475,843       2,114,914             2,064,619
                           ----------     -----------     -----------     -----------------
      Net gain (loss)      $2,695,040     $   369,644     $   197,124           $   (39,833)
                           ==========     ===========     ===========     =================

                            SCIENCE &        EQUITY        SPECTRUM
                      TECHNOLOGY FUND     INCOME FUND     GROWTH FUND
                           ----------     -----------     -----------

1996  Proceeds             $  894,803     $   893,838     $   408,393
      Cost                    899,851         859,482         398,277
                           ----------     -----------     -----------
      Net gain (loss)      $   (5,048)    $    34,356     $    10,116
                           ==========     ===========     ===========


The cost of investments sold or transferred is determined on a Participant level by the average cost method. Included in the Common Stock Fund are Cyprus Amax common stock net realized gains of $613,954 in 1996.

NOTE 6 - UNREALIZED APPRECIATION OF INVESTMENTS
-----------------------------------------------

Net unrealized appreciation of investments amounted to $20,731,678 and $38,978,715 at December 31, 1996 and 1995, respectively. The change in net unrealized appreciation resulted in a Plan loss of $18,244,328 in 1996.

                   -----------------------------

NOTE 7 - TRANSFER OF ASSETS TO OTHER PLANS
------------------------------------------

During 1996, $11,648 was transferred to the CSM Industries Savings Plan. This amount represents KSOP shares allocated to former Cyprus Cleveland and Coldwater employees as fourth quarter 1995 company match.

During 1996, $2,206 was transferred to the Cleveland-Cliffs Savings Plan. This amount represents former Cyprus Northshore participants whose balances in the Savings Plan consisted of balances transferred in from the former Cyprus ESOP Plan that were not previously transferred to the Cleveland-Cliffs Savings Plan.

NOTE 8 - ALLOCATION OF CYPRUS AMAX STOCK HELD IN LEVERAGED ESOP FUND
--------------------------------------------------------------------

Shares of Cyprus Amax Minerals Company common stock allocated to participants were 248,526 and 252,672 for 1996 and 1995, respectively. Dividend replacement shares were allocated to all Participants who held allocated shares on the ex-dividend date. The number of shares allocated as dividend replacement shares was determined by the closing price of Cyprus Amax common stock on the dividend payment date and amounted to 31,200 in 1996 and 23,421 in 1995. Additional shares allocated to Participants as employer contributions based upon their proportion of Matchable Contributions for the appropriate quarters were 185,411 and 186,341 in 1996 and 1995, respectively. A portion of the shares allocated for 1996 (47,850 shares) was released by the employer contribution made on January 14, 1997, which is reflected as a receivable at December 31, 1996. The portion of shares allocated for 1995 which was reflected as a receivable at December 31, 1995, was 46,390 shares.

All shares were allocated to Participants at their original cost to the Plan of $22.375 per share.

NOTE 9 - TAX STATUS
-------------------

Cyprus Amax received a favorable determination letter from the Internal Revenue Service as to the qualified status of the Plan on October 12, 1995. Since the Plan continues to fulfill the requirements of a qualified plan, the trust which forms a part of the Plan is not subject to tax. Accordingly, no provision for federal or state income taxes has been provided.

NOTE 10 - PLAN AMENDMENTS
-------------------------

On May 5, 1995, Cyprus Amax entered into an agreement with its affiliate, Amax Gold Inc. ("AGI"). This agreement, which has an effective date of March 1, 1994, states that both the Savings Plan and the Thrift Plan for Employees of Amax Gold Inc. and its Subsidiaries will recognize the service of an employee transferred from the other company for purposes of eligibility, vesting, and entitlement to share in Company contributions.

Cyprus Amax restated its Plan document as of January 1, 1995, to reflect the merger of the Cyprus Amax Minerals Company Thrift Plan for Salaried Employees into the Plan as of December 31, 1994, and to make certain changes required by the Internal Revenue Service for its favorable determination letter.

                   -----------------------------

NOTE 11 - DIFFERENCES BETWEEN FINANCIAL STATEMENTS AND FORM 5500
----------------------------------------------------------------

Gains (losses) on the sale of investments as reported in the statement of changes in net assets available for benefits with fund information have been determined on a participant level using the average cost method. For purposes of the Department of Labor's Form 5500, gains (losses) on such sales have been calculated based upon the market value at the beginning of the Plan year in accordance with the requirements of the Form 5500.

In addition, in accordance with guidance issued by the American Institute of Certified Public Accountants, the Plan does not recognize as a liability amounts elected to be withdrawn but not yet distributed as of year end. However, such amounts must be included on the Form 5500. As of December 31, 1996 and 1995 there were no benefits payable due to timing of the distributions by the Trustee.

                                                                      SCHEDULE I


              CYPRUS AMAX MINERALS COMPANY SAVINGS PLAN AND TRUST
              ---------------------------------------------------

                           ASSETS HELD FOR INVESTMENT
                           --------------------------

                               DECEMBER 31, 1996
                               -----------------

 PARTY IN                           DESCRIPTION         HISTORICAL     CURRENT
INTEREST         ISSUER            OF INVESTMENT           COST         VALUE
----------  -----------------  ----------------------  ------------  ------------
Yes         Cyprus Amax        Cyprus Amax Minerals
            Minerals Company   Company common  stock
                               No par value            $127,685,933  $131,765,410

No          Amoco Corporation  Amoco Corporation
                               common stock
                               No par value               1,282,387     4,138,136

Yes         Participant Loans  Interest rate
                               6.0% - 11.5%              11,112,379    11,112,379

Yes         T. Rowe Price      Prime Reserve Fund        25,326,872    25,326,872

Yes         T. Rowe Price      Equity Index Fund         31,568,675    44,720,906

Yes         T. Rowe Price      International Stock
                               Fund                      10,753,818    12,672,794

Yes         T. Rowe Price      Spectrum Income
                               Fund                      14,099,034    14,769,477

Yes         T. Rowe Price      Stable Value
                               Fund                      44,818,044    44,818,044

Yes         T. Rowe Price      New Horizons
                               Fund                      29,480,461    27,287,432

Yes         T. Rowe Price      Science &
                               Technology Fund            6,391,216     5,989,259

Yes         T. Rowe Price      Equity Income
                               Fund                      17,492,069    18,099,009

Yes         T. Rowe Price      Spectrum
                               Growth Fund                2,237,894     2,280,742



                                        CYPRUS AMAX MINERALS COMPANY SAVINGS PLAN AND TRUST                           SCHEDULE II
                                        ---------------------------------------------------
                                           LOANS OR FIXED-INCOME OBLIGATIONS IN DEFAULT
                                           --------------------------------------------
                                                         DECEMBER 31, 1996
                                                         -----------------

                                                    Amount Received       Unpaid
                                    Original     During Reporting Year    Balance                               Amount Overdue
Party in      Identity and Address   Amount     ----------------------    at End     Detailed Description   --------------------
Interest          of Obligor        of Loan     Principal      Interest   of Year         of Loan (a)        Principal   Interest
--------      -------------------  --------     ---------      ---------  --------   --------------------   ----------   ---------
Yes           Jack L. Gales (c)      $ 6,000    $   -          $ -        $ 2,569    PROMISSORY NOTE          $ 2,569      $  180
              76 Wadestown Pike                                                      Dated: September 1992
              Burton, WV 26562                                                       Maturity: September 1997
                                                                                     Interest Rate: 7.0%

Yes           Kent Rish (c)          $ 7,700    $   -          $ -        $ 2,575    PROMISSORY NOTE          $ 2,575      $  193
              2108 Outer South Main                                                  Dated: April 1991
              Princeton, IN 47670                                                    Maturity: May 1996
                                                                                     Interest Rate: 9.75%

Yes           Kent Rish (c)          $14,500    $   -          $ -        $ 7,684    PROMISSORY NOTE          $ 7,684      $  741
              2108 Outer South Main                                                  Dated: April 1992
              Princeton, IN 47670                                                    Maturity: May 1997
                                                                                     Interest Rate: 7.5%

Yes           Kent Rish (c)          $ 7,900    $   -          $ -        $   838    PROMISSORY NOTE          $   838      $   23
              2108 Outer South Main                                                  Dated: April 1990
              Princeton, IN 47670                                                    Maturity: May 1997
                                                                                     Interest Rate: 11.0%

Yes           Kent Rish (c)          $16,800    $   -          $ -        $13,133    PROMISSORY NOTE          $13,133      $1,837
              2108 Outer South Main                                                  Dated: September 1993
              Princeton, IN 47670                                                    Maturity: October 1998
                                                                                     Interest Rate: 7.5%

Yes           Clarence Martin (c)    $20,000    $   -          $ -        $11,261    PROMISSORY NOTE          $11,261      $1,161
              802 Tretter Park Drive                                                 Dated: June 1992
              Ft. Branch, IN 47648                                                   Maturity: July 1997
                                                                                     Interest Rate: 7.5%

                                                                                                                         SCHEDULE II
                                       CYPRUS AMAX MINERALS COMPANY SAVINGS PLAN AND TRUST
                                       ---------------------------------------------------
                                           LOANS OR FIXED-INCOME OBLIGATIONS IN DEFAULT
                                           --------------------------------------------
                                                         DECEMBER 31, 1996
                                                         -----------------

                                                    Amount Received       Unpaid
                                    Original     During Reporting Year    Balance                               Amount Overdue
Party in      Identity and Address   Amount      ---------------------    at End     Detailed Description   --------------------
Interest          of Obligor        of Loan     Principal      Interest   of Year         of Loan (a)        Principal   Interest
--------      -------------------   -------     ---------      ---------  --------   --------------------   ----------   ---------
Yes            John Denny (c)        $11,500     $1,162         $352      $10,338    PROMISSORY NOTE        $10,338      $1,347
               12 Redbud                                                             Dated: April 1994
               Harrisburg, IL 62946                                                  Maturity: April 1998
                                                                                     Interest Rate: 7.0%

Yes            Stephen Kirk (b)      $ 2,300     $  373         $ 18      $    21    PROMISSORY NOTE        $    21      $    -
               6579 Poppy Street                                                     Dated: June 1991
               Arvada, CO  80007                                                     Maturity: July 1996
                                                                                     Interest Rate: 9.75%

Yes            Timothy Todd (c)      $ 2,900     $  476         $ 41      $   328    PROMISSORY NOTE        $   328      $    7
               P. O. Box 863                                                         Dated: December 1991
               Nortonville, KY 42442                                                 Maturity: January 1997
                                                                                     Interest Rate: 9.5%

Yes            Timothy Todd (c)      $ 6,700     $  937         $191      $ 3,144    PROMISSORY NOTE        $ 3,144      $  239
               P. O. Box 863                                                         Dated: September 1993
               Nortonville, KY 42442                                                 Maturity: October 1998
                                                                                     Interest Rate: 7.0%

Yes            Jimmie Chockley (c)   $ 5,000     $    -         $  -      $ 2,723    PROMISSORY NOTE        $ 2,723      $  263
               P. O. Box 1357                                                        Dated: February 1992
               Beaver, OK 73932                                                      Maturity: March 1996
                                                                                     Interest Rate: 9.0%

Yes            Charles D. Nowell (c) $ 6,000     $1,036         $ 86      $   933    PROMISSORY NOTE        $   933      $   24
               P. O. Box 1383                                                        Dated: April 1992
               Claypool, AZ 85532                                                    Maturity: April 1997
                                                                                     Interest Rate: 7.5%


                                        CYPRUS AMAX MINERALS COMPANY SAVINGS PLAN AND TRUST                            SCHEDULE II
                                        ---------------------------------------------------
                                           LOANS OR FIXED-INCOME OBLIGATIONS IN DEFAULT
                                           --------------------------------------------
                                                         DECEMBER 31, 1996
                                                         -----------------

                                                    Amount Received       Unpaid
                                    Original     During Reporting Year    Balance                               Amount Overdue
Party in      Identity and Address   Amount     ----------------------    at End     Detailed Description   --------------------
Interest          of Obligor        of Loan     Principal      Interest   of Year         of Loan (a)        Principal   Interest
--------      -------------------  --------    ----------     ---------   --------   --------------------   ----------   ---------
  Yes         Jimmy Moore (c)       $10,000    $    -         $       -   $  8,582   PROMISSORY NOTE          $  8,582   $   1,437
              P. O. Box 639                                                          Dated: August 1992
              Ozona, TX 76943                                                        Maturity: September 1997
                                                                                     Interest Rate: 7.5%

  Yes         Thomas Lien (b)       $ 4,900    $   30         $     425   $    403   PROMISSORY NOTE          $    403   $      10
              501 S. Clarion Dr.                                                     Dated: August 1986
              Gillette, WY 82718                                                     Maturity: September 1996
                                                                                     Interest Rate: 7.0%

  Yes         Mark Ilmberger (b)    $ 8,000    $1,142         $      40   $     51   PROMISSORY NOTE          $     51   $       -
              504 Avenue C                                                           Dated: May 1991
              Ft. Madison, IA 52627                                                  Maturity: June 1996
                                                                                     Interest Rate: 9.75%

  Yes         James Bulter (b)      $ 5,500    $1,033         $      31   $     27   PROMISSORY NOTE          $     27   $       -
              5 Sharman Place                                                        Dated: June 1992
              Fort Madison, IA 52627                                                 Maturity: July 996
                                                                                     Interest Rate: 7.5%

  Yes         Rance A. Bishop (b)   $ 7,000    $1,179         $      71   $     59   PROMISSORY NOTE          $     59   $       -
              Box 13                                                                 Dated: July 1991
              Gillette, WY 82717                                                     Maturity: August 1996
                                                                                     Interest Rate: 9.5%

  Yes         Duane D. Dahlin (c)   $ 9,600    $    -         $       -   $  1,141   PROMISSORY NOTE           $ 1,141   $      32
              Box 1234                                                               Dated: May 1990
              Bagdad, AZ 86321                                                       Maturity: May 1995
                                                                                     Interest Rate: 11.0%


                                      CYPRUS AMAX MINERALS COMPANY SAVINGS PLAN AND TRUST                              SCHEDULE II
                                      ---------------------------------------------------
                                           LOANS OR FIXED-INCOME OBLIGATIONS IN DEFAULT
                                           --------------------------------------------
                                                         DECEMBER 31, 1996
                                                         -----------------

                                                    Amount Received       Unpaid
                                    Original     During Reporting Year    Balance                               Amount Overdue
Party in      Identity and Address   Amount     ---------------------     at End     Detailed Description   --------------------
Interest          of Obligor        of Loan     Principal      Interest   of Year         of Loan (a)        Principal   Interest
--------      -------------------   -------     ---------      ---------  --------   --------------------   ----------   ---------
Yes            John E. Sharp (c)    $ 7,200        $    -       $  -       $    84  PROMISSORY NOTE          $    84      $    -
               109 Overland Trail                                                   Dated: February 1989
               Gillette, WY 82716                                                   Maturity: March 1993
                                                                                    Interest Rate: 6.0%

Yes            Samuel Rodriguez (c) $ 3,900        $    -       $  -       $ 1,165  PROMISSORY NOTE          $ 1,165      $   29
               2608 S. Quitman                                                      Dated: September 1992
               Denver, CO  80219                                                    Maturity: October 1994
                                                                                    Interest Rate: 7.5%

Yes            Joe J. Laguna, Jr.(c)$ 1,500        $    -       $  -       $   555  PROMISSORY NOTE          $   555      $   21
               P. O. Box 8                                                          Dated: August 1993
               Miami, FL 85539                                                      Maturity: September 1996
                                                                                    Interest Rate: 7.0%

Yes            Joe A. Garza, III(c) $ 1,770        $    -       $  -       $ 1,031  PROMISSORY NOTE          $ 1,031      $   20
               10385 Foothills Dr.                                                  Dated: May 1993
               Casa Grande, AZ 85222                                                Maturity: April 1994
                                                                                    Interest Rate: 7.0%

Yes            Richard H. Archuleta (c) $ 1,400    $  165       $  4       $   279  PROMISSORY NOTE          $   279      $    3
               RT 2, Box 926                                                        Dated: November 1994
               Globe, AZ  85501                                                     Maturity: December 1995
                                                                                    Interest Rate: 8.75%

Yes            Victor T. Renteria(c)$ 5,000        $  793       $243       $ 4,207  PROMISSORY NOTE          $ 4,207      $  533
               3729 W. Raintree Dr.                                                 Dated: December 1995
               Tucson, AZ 85741                                                     Maturity: January 1999
                                                                                    Interest Rate: 9.75%


                                                                                                                         SCHEDULE II
                                        CYPRUS AMAX MINERALS COMPANY SAVINGS PLAN AND TRUST
                                       ---------------------------------------------------
                                           LOANS OR FIXED-INCOME OBLIGATIONS IN DEFAULT
                                           --------------------------------------------
                                                         DECEMBER 31, 1996
                                                         -----------------

                                                    Amount Received       Unpaid
                                    Original     During Reporting Year    Balance                               Amount Overdue
Party in      Identity and Address   Amount      ---------------------    at End     Detailed Description   --------------------
Interest          of Obligor        of Loan     Principal      Interest   of Year         of Loan (a)        Principal   Interest
--------      -------------------   -------     ---------      ---------  --------   --------------------   ----------   ---------
Yes            Charles Kenner (c)   $ 4,500     $   36          $ 18      $ 3,053     PROMISSORY NOTE        $ 3,053      $  253
               P. O. Box 114                                                          Dated: April 1993
               Empire, CO 80438                                                       Maturity: May 1997
                                                                                      Interest Rate: 7.0%

Yes            Jim Archuleta (c)    $ 1,000     $    -          $  -      $   674     PROMISSORY NOTE        $   674      $   18
               7619 So. Holland Way                                                   Dated: October 1993
               Littleton, CO 80123                                                    Maturity: November 1994
                                                                                      Interest Rate: 7.0%




(a) All participant loans are limited to 50% of the value of the participant's account. The remaining balance in the participant's account serves as collateral on the loan.
(b) Final payment not deducted on paycheck. Payment will be deducted on payroll check issued in July, 1997 to reduce balance to zero.
(c) A loan default notice will be sent to cure non-payment within 30 days. If payment is not received, the loan balance will be treated as a Plan distribution for income tax purposes.


                                                                                                                        SCHEDULE III
                                        CYPRUS AMAX MINERALS COMPANY SAVINGS PLAN AND TRUST
                                        ---------------------------------------------------

                                              SCHEDULE OF REPORTABLE TRANSACTIONS (a)
                                              ---------------------------------------

                                                   YEAR ENDED DECEMBER 31, 1996
                                                   ----------------------------


                                                                                                      CURRENT VALUE
                                           Total      Total                                 TOTAL      OF ASSET ON       NET
                                         Number of  Number of   PURCHASE      SELLING      COST OF     TRANSACTION    GAIN/(LOSS)
         DESCRIPTION OF ASSETS           Purchases    Sales       PRICE        PRICE        ASSET         DATE         ON SALES
---------------------------------------  ---------  ---------  -----------  -----------  -----------  ------------  ------------

Cyprus Amax Common Stock                        86          -  $ 6,589,699  $         -  $ 6,589,699  $ 6,589,699   $        -
Cyprus Amax Common Stock                         -        215   11,445,750   12,059,331   11,445,750   12,059,331      613,581
T. Rowe Price Stable Value Fund                 67          -    7,381,151            -    7,381,151    7,381,151            -
T. Rowe Price Stable Value Fund                  -        146   13,692,965   13,692,965   13,692,965   13,692,965            -
T. Rowe Price Prime Reserve Fund                94          -    9,306,634            -    9,306,634    9,306,634            -
T. Rowe Price Prime Reserve Fund                 -        124    9,523,525    9,523,525    9,523,525    9,523,525            -
T. Rowe Price Equity Index Fund                111          -    6,571,417            -    6,571,417    6,571,417            -
T. Rowe Price Equity Index Fund                  -        104    7,184,178    9,653,158    7,184,178    9,653,158    2,468,980
T. Rowe Price New Horizons Fund                133          -   20,956,092            -   20,956,092   20,956,092            -
T. Rowe Price New Horizons Fund                  -         45    1,473,061    1,435,798    1,473,061    1,435,798      (37,263)
T. Rowe Price New America Growth Fund           47          -    2,099,073            -    2,099,073    2,099,073            -
T. Rowe Price New America Growth Fund            -        123    9,807,843   17,969,664    9,807,843   17,969,664    8,161,821

(a) Transactions or series of transactions in excess of 5 percent of the current value of the Plan's assets as of January 1, 1996 as defined in
      Section 2520.103-6 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA.

                      CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-1600, 33-22939 and 33-53792 of the Cyprus Amax Minerals Company Savings Plan and Trust of our report dated June 13, 1997, appearing on page 9 of this Amendment Number 1 to the Annual Report on Form 10-K of Cyprus Amax Minerals Company for the year ended December 31, 1996.



      PRICE WATERHOUSE LLP

      Denver, Colorado
      June 27, 1997

                         CYPRUS AMAX MINERALS COMPANY
                         ----------------------------
                   THRIFT PLAN FOR BARGAINING UNIT EMPLOYEES
                   -----------------------------------------

                             FINANCIAL STATEMENTS
                             --------------------

                          DECEMBER 31, 1996 AND 1995
                          --------------------------

                       REPORT OF INDEPENDENT ACCOUNTANTS


June 13, 1997

To the Participants and Administrator of the Cyprus Amax Minerals Company Thrift Plan for Bargaining Unit Employees

In our opinion, the accompanying statements of net assets available for benefits with Fund Information and the related statement of changes in net assets available for benefits with Fund Information present fairly, in all material respects, the net assets available for benefits of the Cyprus Amax Minerals Company Thrift Plan for Bargaining Unit Employees (the "Plan") at December 31, 1996 and 1995, and the changes in its net assets available for benefits for the year ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audit was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in Schedules I, II, and III is presented for purposes of additional analysis and is not a required part of the basic financial statements, but is additional information required by ERISA. The Fund Information in the statement of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


Price Waterhouse LLP

    CYPRUS AMAX MINERALS COMPANY THRIFT PLAN FOR BARGAINING UNIT EMPLOYEES
    ----------------------------------------------------------------------
     STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
     --------------------------------------------------------------------

                               DECEMBER 31, 1996
                               -----------------

                                                                                      FUND INFORMATION
                                                       ---------------------------------------------------------------------
                                                          Common                       Prime        Equity     International
                                                           Stock      Participant     Reserve       Index          Stock
                                            Total          Fund          Loans         Fund          Fund           Fund
----------------------------------------------------------------------------------------------------------------------------
Assets
------
Investments
  Common Stock
     Cyprus Amax Minerals                 $  600,725     $600,725     $        -      $     -      $      -        $     -
  Mutual Funds                             1,971,823            -              -       11,220       539,242         59,980
  Participant Loans                          247,983            -        247,983            -             -              -
Receivables
  Employer contributions                       6,672        6,672              -            -             -              -
  Participant contributions and
     loan repayments                          22,205          277        (18,443)         312         5,985            757
                                      --------------------------------------------------------------------------------------
Net assets available for
  benefits                                $2,849,408     $607,674     $  229,540      $11,532      $545,227        $60,737
                                      ======================================================================================


                                                                           FUND INFORMATION
                                       -------------------------------------------------------------------------------------
                                           Spectrum         Stable          New        Science &       Equity       Spectrum
                                            Income          Value         Horizons     Technology      Income        Growth
                                             Fund            Fund           Fund          Fund          Fund          Fund
                                       -------------------------------------------------------------------------------------
Assets
------
Investments
  Common Stock
     Cyprus Amax Minerals                  $     -       $        -      $      -       $     -       $      -     $     -
  Mutual Funds                              11,373        1,021,396       130,372        51,469        128,106      18,665
  Participant Loans                              -                -             -             -              -           -
Receivables
  Employer contributions                         -                -             -             -              -           -
  Participant contributions and
     loan repayments                           649           29,056         1,628           575          1,226         183
                                       -------------------------------------------------------------------------------------
Net assets available for
  benefits                                 $12,022       $1,050,452      $132,000       $52,044       $129,332     $18,848
                                       =====================================================================================


The accompanying notes are an integral part of these financial statements.
--------------------------------------------------------------------------

     CYPRUS AMAX MINERALS COMPANY THRIFT PLAN FOR BARGAINING UNIT EMPLOYEES
     ----------------------------------------------------------------------
      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
      --------------------------------------------------------------------

                                DECEMBER 31, 1995
                                -----------------

                                                                         FUND INFORMATION
                                                          -----------------------------------------------------
                                                                                                        New
                                                              Common                      Prime       America
                                                               Stock      Participant    Reserve      Growth
                                               Total           Fund          Loans         Fund        Fund
---------------------------------------------------------------------------------------------------------------
Assets
------
Investments
  Common Stock
     Cyprus Amax Minerals                     $   598,804    $598,804     $       -    $     -     $      -
  Mutual Funds                                  1,672,471           -             -      3,539       64,011
  Participant Loans                               189,241           -       189,241          -            -
Receivables
  Employer contributions                            8,122       8,122             -          -            -
  Participant contributions
     and loan repayments                           25,013         624        (7,372)       594        1,345
                                         ----------------------------------------------------------------------
Net assets available for benefits              $2,493,651    $607,550      $181,869     $4,133      $65,356
                                         ======================================================================

                                                                        FUND INFORMATION
                                         ---------------------------------------------------------------------------
                                             Capital                       International                Stable
                                          Appreciation     Equity Index        Stock        Spectrum     Value
                                              Fund             Fund             Fund      Income Fund    Fund
                                         ---------------------------------------------------------------------------
Assets
------
Investments
  Common Stock
     Cyprus Amax Minerals                    $      -        $       -        $     -      $      -    $        -
  Mutual Funds                                 66,852          394,071         37,201        19,874     1,086,923
  Participant Loans                                 -                -              -             -             -
Receivables
  Employer contributions                            -                -              -             -             -
  Participant contributions
     and loan repayments                        1,588            6,238          1,437           231        20,328
                                         ---------------------------------------------------------------------------
Net assets available for benefits             $68,440         $400,309        $38,638       $20,105    $1,107,251
                                         ===========================================================================

The accompanying notes are an integral part of these financial statements.
--------------------------------------------------------------------------

    CYPRUS AMAX MINERALS COMPANY THRIFT PLAN FOR BARGAINING UNIT EMPLOYEES
    ----------------------------------------------------------------------
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
-------------------------------------------------------------------------------
                         YEAR ENDED DECEMBER 31, 1996
                         ----------------------------


                                                                                FUND INFORMATION
                                             ---------------------------------------------------------------------------------------
                                                Common                       Prime                       Capital
                                                 Stock       Participant    Reserve    New America    Appreciation   Equity Index
                                  Total          Fund           Loans         Fund     Growth Fund        Fund           Fund
------------------------------------------------------------------------------------------------------------------------------------
Investment Income
  Interest and dividends          $  127,458    $ 18,875        $      -    $   352   $          -    $         -        $ 18,592
  Net realized gain/(loss)
   on investments                     52,398       1,789               -          -         25,247          8,805          15,246
  Net change in unrealized
   appreciation/depreciation
   in fair value of
   Investments                       (14,469)    (59,663)              -          -        (12,749)        (2,849)         64,216
Employer contributions                84,759      84,759               -          -              -              -               -
Participant contributions
  and loan repayments                271,528       5,417        (100,029)     6,426          4,416          4,273          70,335
Transfers between Plan
  funds and loans                          -      (4,179)        147,700         (9)       (82,270)       (77,316)        (17,145)
Forfeitures                                -        (630)              -        630              -              -               -
Employee withdrawals                (165,917)    (46,244)              -          -              -         (1,353)         (6,326)
                             -------------------------------------------------------------------------------------------------------
Net increase (decrease)              355,757         124          47,671      7,399        (65,356)       (68,440)        144,918
Net assets available for
  benefits:
  Beginning of year                2,493,651     607,550         181,869      4,133         65,356         68,440         400,309
                             -------------------------------------------------------------------------------------------------------
  End of year                     $2,849,408    $607,674        $229,540    $11,532   $          -    $         -        $545,227
                             =======================================================================================================


                                                                    FUND INFORMATION
                             ------------------------------------------------------------------------------------------
                              International   Spectrum     Stable         New      Science &     Equity      Spectrum
                                  Stock        Income       Value      Horizons   Technology     Income       Growth
                                  Fund          Fund        Fund         Fund        Fund         Fund         Fund
                             ------------------------------------------------------------------------------------------
Investment Income
  Interest and dividends          $ 1,607     $ 1,139   $   62,118    $ 11,901     $ 5,570      $  6,007      $ 1,297
  Net realized gain/(loss)
   on investments                     755         464            -           6         (12)          108          (10)
  Net change in unrealized
   appreciation/depreciation
   in fair value of
   Investments                      4,689        (855)           -      (9,099)     (4,146)        6,430         (443)
Employer contributions                  -           -            -           -           -             -            -
Participant contributions
  and loan repayments              11,206       5,435      232,685      14,414       3,796        12,637          517
Transfers between Plan
  funds and loans                   3,842     (12,160)    (243,621)    115,506      46,836       105,168       17,648
Forfeitures                             -           -            -           -           -             -            -
Employee withdrawals                    -      (2,106)    (107,981)       (728)          -        (1,018)        (161)
                             ------------------------------------------------------------------------------------------
Net increase (decrease)            22,099      (8,083)     (56,799)    132,000      52,044       129,332       18,848
Net assets available for
  benefits:
  Beginning of year                38,638      20,105    1,107,251           -           -             -            -
                             ------------------------------------------------------------------------------------------
  End of year                     $60,737     $12,022   $1,050,452    $132,000     $52,044      $129,332      $18,848
                             ==========================================================================================


The accompanying notes are an integral part of these financial statements.
--------------------------------------------------------------------------

                         CYPRUS AMAX MINERALS COMPANY
                         ----------------------------
                   THRIFT PLAN FOR BARGAINING UNIT EMPLOYEES
                   -----------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------


NOTE 1 - Description of the Plan
--------------------------------

The following description of the Cyprus Amax Minerals Company Thrift Plan for Bargaining Unit Employees (the "Plan" or the "Bargaining Plan") provides only general information. Refer to the Plan document for a more complete description of the Plan's provisions.

General
-------
The Plan was established by AMAX Inc. ("AMAX") in 1965 for the benefit of certain collective bargaining unit hourly employees of AMAX, its divisions and its participating subsidiaries, who have completed one year of service and have attained the age of 18 ("Eligible Employees" or "Participants"). Cyprus Minerals Company ("Cyprus") and AMAX merged in November 1993, forming Cyprus Amax Minerals Company ("Cyprus Amax" or the "Company"). Following the merger the name of the Bargaining Plan was changed to the Cyprus Amax Minerals Company Thrift Plan for Bargaining Unit Employees. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

Administration
--------------
The Plan is administered by the Cyprus Amax Minerals Company Benefits Committee (the "Plan Administrator"), a committee appointed by Cyprus Amax's Board of Directors. During 1996, Plan administrative expenses were paid by Cyprus Amax.

Enrollment
----------
Eligible Employees can enroll in the Plan during any month of the year.

Contributions
-------------
Participants may contribute a basic amount of 1% to 6% of compensation to the Plan. These basic contributions are made on an after-tax basis, a tax-deferred basis, or a combination of the two. Participants making basic contributions of 6% of compensation may make unmatched supplemental contributions up to an additional 10% of compensation. The Company contributes an amount to the Common Stock Fund equal to 50% of each participant's basic contribution.

Participant rollover contributions are permitted provided all Plan and legal requirements are satisfied.

Vesting
-------
Participants are immediately vested in their employee contributions, the earnings attributable to those contributions, and the earnings attributable to employer contributions. Participants are vested with respect to employer matching contributions to the Plan at a rate of 25% after two years of service, 50% after three years of service, 75% after four years of service, and 100% after five years of service. Participants also become fully vested in employer contributions upon their death, attainment of age 65, total and permanent disability, permanent layoff, change in control, and/or Plan termination.

                   -----------------------------

Forfeitures
-----------
Participants who terminate employment before becoming fully vested forfeit the non-vested portion of their Company match. These forfeitures are used to reduce the contributions required to be made by the Company in accordance with the Plan.

Loans
-----
Participants may borrow from their Plan accounts. Loans are paid in the form of cash and may not exceed a Participant's vested account balance within specified legal limits. Loan interest rates are based on prime rate plus one percent as determined on the first business day of the month preceding the month in which a Participant's written loan request is received by the Plan Administrator. Loan terms vary from a minimum of six months to a maximum of five years.

Loan repayments are made regularly through payroll deductions or, for Participants not receiving a paycheck (e.g., on leave of absence), can be delivered regularly to the Plan Administrator. A Participant may prepay a one-time single sum of all of the outstanding loan balance.

Distributions
-------------
Participants may withdraw all or a portion of vested contributions subject to certain conditions as specified in the Plan document.

Participant Tax Status
----------------------
Participant contributions to the Plan may be deferred, at the election of the Participant, for federal income tax purposes, subject to certain limitations. Employer contributions and all earnings under the Plan are deferred for federal income tax purposes. The amounts deferred under the Plan may become subject to federal income tax when withdrawn. Participants may also choose to make after-tax contributions to the Plan.

NOTE 2 - Summary of Significant Accounting Policies
---------------------------------------------------

Basis of Accounting
-------------------
The financial statements of the Plan are prepared on the accrual basis.

Valuation of Assets
-------------------
Cyprus Amax stock is valued at fair market value based on the quoted market price on the balance sheet date.

Participant loans are valued at principal amount, which approximates fair market value.

The remaining investments are valued at net asset value based on quoted market prices.

Transfers of assets into the Plan are shown at fair market value. Assets transferred out of the Plan are reported at market value with the difference between cost and market reported as realized gains or losses.

                   -----------------------------

NOTE 3 - Investments
--------------------

Investment Options
------------------
Effective April 1, 1996, the Capital Appreciation Fund and the New America Growth Fund were eliminated as investment options under the Plan. As of that date, the following new investment options became available to Participants under the Plan: the New Horizons Fund, the Science & Technology Fund, the Equity Income Fund, and the Spectrum Growth Fund. On October 1, 1996, the balances remaining in the Capital Appreciation Fund and the New America Growth Fund were transferred to the Equity Income Fund and the New Horizons Fund, respectively.

Currently, Participants may elect to invest their contributions to the Plan in Cyprus Amax common stock or the following T. Rowe Price funds: a money market fund (Prime Reserve Fund), a bond fund (Spectrum Income Fund), a portfolio of guaranteed investment contracts, bank investment contracts and structured investment contracts (Stable Value Fund), and six equity funds (Equity Index Fund, International Stock Fund, New Horizons Fund, Science & Technology Fund, Equity Income Fund, and Spectrum Growth Fund). All Company contributions are invested in Cyprus Amax common stock.

As of December 31, 1996, the number of Participants who held assets in the various investment options were as follows: 130 in Cyprus Amax common stock, 7 in the Prime Reserve Fund, 61 in the Equity Index Fund, 15 in the International Stock Fund, 6 in the Spectrum Income Fund, 108 in the Stable Value Fund, 26 in the New Horizons Fund, 9 in the Science & Technology Fund, 20 in the Equity Income Fund, and 4 in the Spectrum Growth Fund.

Investments Held
----------------
Investments held by the trustee, T. Rowe Price, as of December 31, 1996 and 1995, consisted of the following:

                                                           Cost        Fair Value
                                                        -----------    ----------
December 31, 1996:

 Cyprus Amax common stock held in
  Common Stock Fund (25,562.779 shares)/(a)(b)/          $  624,789    $  600,725
 Participant Loans                                          247,983       247,983
 Prime Reserve Fund (11,220 units)                           11,220        11,220
 Equity Index Fund (26,511.373 units)/(b)/                  390,602       539,242
 International Stock Fund (4,346.381 units)                  54,862        59,980
 Spectrum Income Fund (1,015.473 units)                      11,157        11,373
 Stable Value Fund (1,021,396 units)/(b)/                 1,021,396     1,021,396
 New Horizons Fund (5,988.618 units)/(b)/                   139,471       130,372
 Science & Technology Fund (1,732.391 units)                 55,615        51,469
 Equity Income Fund (5,683.505 units)/(b)/                  121,676       128,106
 Spectrum Growth Fund (1,233.585 units)                      19,108        18,665
                                                        -----------    ----------
                                                        $ 2,697,879    $2,820,531
                                                        ===========    ==========

                   -----------------------------

                                                           Cost        Fair Value
                                                        ----------     ----------
December 31, 1995:

 Cyprus Amax common stock held in
  Common Stock Fund (22,920.723 shares)/(a)(b)/         $  563,205     $  598,804
 Participant Loans                                         189,241        189,241
 Prime Reserve Fund (3,539 units)                            3,539          3,539
 New America Growth Fund (1,833.603 units)                  51,263         64,011
 Capital Appreciation Fund (4,890.412 units)                64,003         66,852
 Equity Index Fund (22,897.826 units)/(b)/                 309,647        394,071
 International Stock Fund (3,041.753 units)                 36,771         37,201
 Spectrum Income Fund (1,768.152 units)                     18,803         19,874
 Stable Value Fund (1,086,923 units)/(b)/                1,086,923      1,086,923
                                                        ----------     ----------
                                                        $2,323,395     $2,460,516
                                                        ==========     ==========

/(a)/Investment pays dividends quarterly.
/(b)/Individual investments representing 5% or more of net assets available for benefits as of December 31, 1996 or 1995.

NOTE 4 - Net Realized Gains (Losses) on Investments
---------------------------------------------------

Net realized gains from investment transactions were as follows:

                          Common      New America       Capital      Equity      International
                           Stock        Growth       Appreciation     Index         Stock
                           Fund         Fund            Fund          Fund          Fund
                          --------    -----------    ------------    --------    -------------
1996   Proceeds           $77,745     $103,107       $88,669         $69,931        $8,159
       Cost                75,956       77,860        79,864          54,685         7,404
                          -------     --------       -------         -------        ------
       Net Gain           $ 1,789     $ 25,247       $ 8,805         $15,246        $  755
                          =======     ========       =======         =======        ======

                         Spectrum       New          Science &       Equity     Spectrum
                          Income      Horizons      Technology      Income       Growth
                           Fund         Fund           Fund          Fund         Fund
                         --------    -----------    ----------      -------     --------
1996   Proceeds           $15,979     $11,613          $136         $10,427       $632
       Cost                15,515      11,607           148          10,319        642
                          -------     -------         -----         -------       ----
       Net Gain (Loss)    $   464     $     6         $(12)         $   108      $(10)
                          =======     =======         =====         =======      =====

The cost of investments sold or transferred is determined on a Participant level by the average cost method.

                   -----------------------------

NOTE 5 - Unrealized Appreciation of Investments
-----------------------------------------------

Net unrealized appreciation of investments amounted to $122,652 and $137,121 at December 31, 1996 and 1995, respectively. The change in net unrealized appreciation resulted in a Plan loss of $14,469 in 1996.

NOTE 6 - Tax Status
-------------------

Cyprus Amax received a favorable determination letter dated September 11, 1995, from the Internal Revenue Service as to the qualified status of the Plan. Since the Plan continues to fulfill the requirements of a qualified plan, the Plan is not subject to tax. Accordingly, no provision for federal or state income taxes has been provided.

NOTE 7 - Differences Between Financial Statements and Form 5500
---------------------------------------------------------------

Gains (losses) on the sale of investments as reported in the statement of changes in net assets available for benefits with fund information have been determined on a participant level using the average cost method. For purposes of the Department of Labor's Form 5500, gains (losses) on such sales have been calculated based upon the market value at the beginning of the Plan year in accordance with the requirements of the Form 5500.

In addition, in accordance with guidance issued by the American Institute of Certified Public Accountants, the Plan does not recognize as a liability amounts elected to be withdrawn but not yet distributed as of year end. However, such amounts must be included on the Form 5500. As of December 31, 1996 and 1995 there were no benefits payable due to timing of the distributions by the Trustee.

                                                                      SCHEDULE I


                         CYPRUS AMAX MINERALS COMPANY
                         ----------------------------
                   THRIFT PLAN FOR BARGAINING UNIT EMPLOYEES
                   -----------------------------------------

                          ASSETS HELD FOR INVESTMENT
                          --------------------------

                               DECEMBER 31, 1996
                               -----------------


Party In                              Description             Historical      Current
Interest         Issuer              of Investment               Cost          Value
--------         ------              -------------               ----          -----
  Yes       Cyprus Amax           Cyprus Amax Minerals
            Minerals               Company common stock
            Company                No par value                $  624,789     $  600,725

  Yes       Participant Loans     Interest rate:
                                  6.0% - 11.5%                    247,983        247,983

  Yes       T. Rowe Price         Prime Reserve Fund               11,220         11,220

  Yes       T. Rowe Price         Equity Index Fund               390,602        539,242

  Yes       T. Rowe Price         International Stock Fund         54,862         59,980

  Yes       T. Rowe Price         Spectrum Income Fund             11,157         11,373

  Yes       T. Rowe Price         Stable Value Fund             1,021,396      1,021,396

  Yes       T. Rowe Price         New Horizons Fund               139,471        130,372

  Yes       T. Rowe Price         Science & Technology Fund        55,615         51,469

  Yes       T. Rowe Price         Equity Income Fund              121,676        128,106

  Yes       T. Rowe Price         Spectrum Growth Fund             19,108         18,665

                                                                     SCHEDULE II


    CYPRUS AMAX MINERALS COMPANY THRIFT PLAN FOR BARGAINING UNIT EMPLOYEES
    ----------------------------------------------------------------------
                 LOANS OR FIXED-INCOME OBLIGATIONS IN DEFAULT
                 --------------------------------------------
                               DECEMBER 31, 1996
                               -----------------

                                               Amount Received        Unpaid
                                 Original   During Reporting Year     Balance                                      Amount Overdue
Party in   Identity and Address   Amount    ---------------------     at End                                       --------------
Interest        of Obligor        of loan   Principal    Interest     of Year    Detailed Description of Loan    Principal  Interest
--------   ---------------------  -------   ---------------------     -------    ----------------------------    -------------------

                                                               NONE


                                                                                                                        SCHEDULE III

                              CYPRUS AMAX MINERALS COMPANY THRIFT PLAN FOR BARGAINING UNIT EMPLOYEES
                              ----------------------------------------------------------------------

                                              SCHEDULE OF REPORTABLE TRANSACTIONS (a)
                                              ---------------------------------------

                                                   YEAR ENDED DECEMBER 31, 1996
                                                   ----------------------------

                                                                                                     CURRENT VALUE
                                 TOTAL                                                  TOTAL         OF ASSET ON
                                NUMBER OF    TOTAL NUMBER      PURCHASE     SELLING      COST OF      TRANSACTION      NET GAIN
   DESCRIPTION OF ASSETS        PURCHASES      OF SALES         PRICE        PRICE        ASSET          DATE          ON SALES
---------------------------     ----------   -------------    ---------     --------   ------------   -------------   ----------
Cyprus Amax Common Stock           34               -          $137,540     $      -    $137,540        $137,540       $     -
Cyprus Amax Common Stock            -              16            75,956        77,745     75,956          77,745         1,789
T. Rowe Price Stable Value
 Fund                              26               -           304,062             -    304,062         304,062             -
T. Rowe Price Stable Value
 Fund                               -              38           369,588       369,588    369,588         369,588             -
T. Rowe Price New Horizons
 Fund                              26               -           148,999            -     148,999         148,999             -
T. Rowe Price New Horizons
 Fund                               -               3             9,526        9,534       9,526           9,534             8
T. Rowe Price New America
 Growth Fund                        9               -            26,597            -      26,597          26,597             -
T. Rowe Price New America
 Growth Fund                        -               8            77,860      103,107      77,860         103,107        25,247
T. Rowe Price Equity Index
 Fund                              26               -           132,295            -     132,295         132,295             -
T. Rowe Price Equity Index
 Fund                               -              12            51,525       66,587      51,525          66,587        15,062
T. Rowe Price Equity
 Income Fund                       21               -           131,666            -     131,666         131,666             -
T. Rowe Price Equity
 Income Fund                        -               2            10,003       10,098      10,003          10,098            95


(a) Transactions or series of transactions in excess of 5 percent of the current value of the Plan's assets as of January 1, 1996 as defined in
     Section 2520.103-6 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA.

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-61141) of the Cyprus Amax Minerals Company Thrift Plan for Bargaining Unit Employees of our report dated June 13, 1997, appearing on page 29 of this Amendment Number 1 to the Annual Report on Form 10-K of Cyprus Amax Minerals Company for the year ended December 31, 1996.



PRICE WATERHOUSE, LLP

Denver, Colorado
June 27, 1997